UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2014

NorthWest Indiana Bancorp

(Exact Name of Registrant as Specified in Its Charter)

Indiana	0-26128	35-1927981
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9204 Columbia Avenue, Munster, Indiana		46321
(Address of Principal Executive Offices)		(Zip Code)

(219) 836-4400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On March 26, 2014, Peoples Bank SB, the wholly-owned bank subsidiary of NorthWest Indiana Bancorp (the “Company”) notified its employees of a blackout period for the Peoples Bank SB Employees’ Savings & Profit Sharing Plan (the “Plan”). The blackout period is necessary for the sponsor of the Plan to effect changes to its trading platform and recordkeeping system in connection with a change in two investment funds offered by the Plan. During the blackout period, Plan participants will be unable to execute transactions in their Plan accounts, including changing how contributions are invested, receiving distributions, hardship withdrawals, or loans, or transferring balances among Plan funds, including funds containing common stock, without par value, of the Company. The blackout period is expected to begin at 4:00 p.m. on April 28, 2014, and expected to end at 9:00 a.m. on May 5, 2014. The Company provided notice of the blackout period to its directors and executive officers on March 28, 2014. A copy of such notice is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99.1	Notice to Directors and Executive Officers of NorthWest Indiana Bancorp dated March 28, 2014.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: March 28, 2014	NorthWest Indiana Bancorp

	By:	/s/ David A. Bochnowski
David A. Bochnowski Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Notice to Directors and Executive Officers of NorthWest Indiana Bancorp dated March 28, 2014.